Standard Register

600 Albany St. · Dayton, OH 45417

Investor and media contact:

937.221.1000 · 937.221.1486 (fax)

Shaun C. Smith · 937.221.1504

www.standardregister.com

shaun.smith@standardregister.com

For Release on October 29, 2010 at 8:00AM EDT

Standard Register Reports Third Quarter 2010 Financial Results

Increased Profits, Cash Flow and Stabilized Revenue During Quarter

DAYTON, Ohio (October 29, 2010) – Standard Register (NYSE: SR) today announced its financial results for the third quarter, which ended October 3, 2010.  For the quarter, the Company reported revenue of $163.6 million and a net profit of $1.4 million, or $0.05 per share. The third quarter results compare to last year’s revenue of $163.5 million and a net loss of $5.5 million, or $0.19 per share, which included $10.6 million, or $0.22 per share after tax, of restructuring expense primarily related to the MyC3 strategic earnings improvement initiative announced during the quarter.  Through the first nine months, the Company reported revenue of $495.7 million and a net profit of $0.5 million, or $0.02 per share.  The first nine-month results compare to last year’s revenue of $509.2 million and a net loss of $13.3 million, or $0.46 per share, which in addition to the MyC3 restructuring incurred during the quarter, included pension settlement charges of $20.4 million, or $0.43 per share after tax.

Results from Operations

The Company posted its sixth consecutive quarter of stabilizing revenue trends resulting in growth for the quarter of $0.1 million, net income of $1.4 million, and positive cash flow of $7.7 million when measured from a non-GAAP net debt basis.

“Returning the Company to growth has been a principal objective of our turnaround,” stated Joseph Morgan, president and chief executive officer. “Revenue, profits and cash flow are the key metrics that we use internally to measure our progress.  To see all three metrics move in a positive direction during the quarter provides validation that our strategy is working.”

Healthcare rebounded from the prior quarter posting one percent revenue growth over the prior year third quarter with solid growth in patient communications, wristbands and labels, and workflow solutions.  The Industrial market segment continues to show steady growth of twelve percent over the prior year, primarily due to continued but moderating economic recovery within its manufacturing customer base, growth from new customers in both our Mexico and domestic operations and new revenues from in-mold labeling solutions. Within our Commercial business unit, Financial Services continued to reduce their revenue declines by bringing on new customers, although not overcoming continued challenges in technology automation and other printed product unit declines.  Only the Emerging market segment showed signs of weakening revenue trends as the Company intentionally began balancing the pursuit of unit growth in a highly commoditized and aggressively priced product categories against improving overall profitability within the segment.  Across all business units, we experienced double-digit growth within our marketing solutions.

Gross margin as a percent of revenue was 31.7 for the quarter versus 32.5 in the prior year.  LIFO inventory adjustments continue to be the major difference between the two periods as a favorable $0.7 million was recorded for the current period versus a favorable $2.3 million for the same period last year.  Through nine months, gross margin was identical between the two years at 31.7 percent of revenue with LIFO at $2.6 million favorable for the current year, versus $3.0 million favorable for the prior year.  The cost containment portions of the MyC3 initiative, announced last year, allowed the Company to maintain the gross margin from operations despite lower revenue units.

Selling, general and administrative (SG&A) expenses were reduced $1.6 million during the quarter as MyC3 savings begin to offset planned investments in technology, materials science, and key expertise to support our market development.  On a year-to-date basis, SG&A expenses are up $2.9 million relative to the prior year.

Net income for the quarter was $1.4 million, or $0.05 per share, compared with a loss of $5.5 million, or $0.19 per share for the prior year quarter.  Adjusting for pension loss amortization, pension settlement losses and restructuring and impairment charges, non-GAAP adjusted net income was $4.2 million, or $0.15 per share for the third quarter of 2010, compared with non-GAAP adjusted net income of $3.4 million, or $0.11 per share for the prior year quarter.  On a year-to-date basis, net income of $0.5 million, or $0.02 per share compared with a net loss of $13.3 million, or $0.46 per share for the prior year. Adjusting for pension loss amortization, pension settlement losses and restructuring and impairment charges, non-GAAP adjusted net income was $9.8 million, or $0.34 per share compared with non-GAAP adjusted net income of $13.1 million, or $0.46 per share for the prior year.

Capital expenditures were $12.8 million through the first nine months using a combination of $6.5 million in cash and $6.3 million through operating and capital lease agreements.  In addition, the Company purchased the assets of Fusion Graphics, Inc. for $2.5 million during the second quarter.  Capital expenditures are expected to end the year in the $15-17 million range.  Pension funding was $17.7 million through the first nine months with an additional $7.6 million planned for the fourth quarter.  Although positive during the quarter, non-GAAP cash on a net debt basis was $3.2 million negative for the first nine months.

Dividend

On Thursday, October 28, 2010, Standard Register’s board of directors declared a quarterly dividend of $0.05 per share payable on December 10, 2010, to shareholders of record as of November 26, 2010.  The board will consider future dividend payments on a quarter-by-quarter basis in accordance with its normal practice.

Conference Call

Standard Register’s President and Chief Executive Officer Joe Morgan and Chief Financial Officer Bob Ginnan will host a conference call at 10:00 a.m. EDT on October 29, 2010, to review the third quarter results.  The call can be accessed via an audio web cast accessible at: http://www.standardregister.com/investorcenter.

About Standard Register

Standard Register is a premier document services provider, trusted by companies to manage the critical documents they need to thrive in today’s competitive climate.  Employing nearly a century of industry expertise, Lean Six Sigma methodologies and other leading technologies, the Company helps organizations increase efficiency, reduce costs, mitigate risks, grow revenue and meet the challenges of a changing business landscape. The Company offers document and label solutions, technology solutions, consulting and print supply chain services to help clients manage documents throughout their enterprises.  More information is available at http://www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. All statements regarding our expected future financial condition, revenues or revenue growth, projected costs or cost savings, cash flows and future cash obligations, dividends, capital expenditures, business strategy, competitive positions, market shares, growth opportunities for existing products or products under development, and objectives of management are forward-looking statements that involve certain risks and uncertainties. In addition, forward-looking statements include statements in which we use words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events. These forward-looking statements are based on current expectations and estimates. We cannot assure you that such expectations will prove to be correct. The Company undertakes no obligation to update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely. Because such statements deal with future events, actual results for fiscal year 2010 and beyond could differ materially from our current expectations.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw material price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace including the ability to attract and retain customers, results of the MyC3 initiative and other cost-containment strategies, and the Company’s success in attracting and retaining key personnel. Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended January 3, 2010.

Non-GAAP Measures Presented in This Press Release

The Company reports its results in accordance with Generally Accepted Accounting Principles in the United States (GAAP). However, we believe that certain non-GAAP measures found in this press release, when presented in conjunction with comparable GAAP measures, are useful for investors. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included, not in accordance with generally accepted accounting principles. We discuss several measures of operating performance including adjusted net income and earnings per share and cash flow on a net debt basis, which are not calculated in accordance with GAAP. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Management evaluates the Company’s results excluding pension loss amortization, pension settlements, restructuring charges, and asset impairments. We believe that this non-GAAP financial measure is useful to investors because it provides a more complete understanding of our current underlying operating performance, a clearer comparison of current period results with past reports of financial performance, and greater transparency regarding information used by management in its decision making. Internally, management and our Board of Directors use this non-GAAP measure to evaluate our business performance and to establish incentive compensation.

In addition, because our credit facility is borrowed under a revolving credit agreement, which currently permits us to borrow and repay at will up to a balance of $100 million (subject to limitations related to receivables, inventories, and letters of credit), we take the measure of cash flow performance prior to borrowing or repayment of the credit facility. In effect, we evaluate cash flow as the change in net debt (credit facility debt less cash and cash equivalents).

The table below provides a reconciliation of these non-GAAP measures to their most comparable measure calculated in accordance with GAAP.

THE STANDARD REGISTER COMPANY
		STATEMENT OF OPERATIONS
		(Dollars in thousands, except per share amounts)
Third Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		39 Weeks Ended	39 Weeks Ended
3-Oct-10	27-Sep-09		3-Oct-10	27-Sep-09
$ 163,588	$ 163,528	TOTAL REVENUE	$ 495,693	$ 509,163

111,811	110,365	COST OF SALES	338,589	347,583

51,777	53,163	GROSS MARGIN	157,104	161,580

		COSTS AND EXPENSES
49,276	50,867	Selling, general and administrative	153,929	151,000
-	665	Pension settlement losses	-	20,412
(803)	182	Environmental remediation	(803)	106
-	-	Asset impairments	-	850
32	10,558	Restructuring and other exit costs	1,490	10,765

48,505	62,272	TOTAL COSTS AND EXPENSES	154,616	183,133

3,272	(9,109)	INCOME (LOSS) FROM OPERATIONS	2,488	(21,553)

		OTHER INCOME (EXPENSE)
(626)	(288)	Interest expense	(1,617)	(924)
11	98	Other income	203	355
(615)	(190)	Total other expense	(1,414)	(569)

2,657	(9,299)	INCOME (LOSS) BEFORE INCOME TAXES	1,074	(22,122)

1,276	(3,832)	Income Tax Expense (Benefit)	616	(8,853)

$ 1,381	$ (5,467)	NET INCOME (LOSS)	$ 458	$ (13,269)

28,933	28,848	Average Number of Shares Outstanding - Basic	28,906	28,827
28,934	28,848	Average Number of Shares Outstanding - Diluted	28,940	28,827

$ 0.05	$ (0.19)	BASIC AND DILUTED INCOME (LOSS) PER SHARE	$ 0.02	$ (0.46)

$ 0.05	$ 0.05	Dividends per share declared for the period	$ 0.15	$ 0.33

		MEMO:
$ 5,469	$ 5,723	Depreciation and amortization	$ 17,748	$ 18,143
$ 4,668	$ 3,551	Pension loss amortization	$ 14,004	$ 11,754

		SEGMENT OPERATING RESULTS
		(Dollars in thousands)
Third Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		39 Weeks Ended	39 Weeks Ended
3-Oct-10	27-Sep-09		3-Oct-10	27-Sep-09
		REVENUE
$ 43,665	$ 44,932	Financial Services	$ 131,785	$ 142,346
38,937	40,243	Emerging	122,244	123,880
82,602	85,175	Total Commercial	254,029	266,226

61,384	60,913	Healthcare	184,648	195,493
19,602	17,440	Industrial	57,016	47,444
$ 163,588	$ 163,528	Total Revenue	$ 495,693	$ 509,163

		GROSS MARGIN
$ 12,363	$ 12,992	Financial Services	$ 39,139	$ 41,393
10,316	11,002	Emerging	31,687	33,883
22,679	23,994	Total Commercial	70,826	75,276

22,153	21,998	Healthcare	67,155	70,245
6,256	4,878	Industrial	16,563	13,074
689	2,293	LIFO adjustment	2,560	2,985
$ 51,777	$ 53,163	Total Gross Margin	$ 157,104	$ 161,580

		OPERATING INCOME (LOSS)
$ 1,456	$ 1,336	Financial Services	$ 4,923	$ 6,063
(589)	(997)	Emerging	(3,509)	(1,891)
867	339	Total Commercial	1,414	4,172

4,875	3,959	Healthcare	12,899	16,526
728	(376)	Industrial	(421)	(949)
(3,813)	(13,221)	Unallocated	(12,818)	(41,871)
$ 2,657	$ (9,299)	Total Operating Income (Loss)	$ 1,074	$ (22,122)

		BALANCE SHEET
		(Dollars in thousands)
			3-Oct-10	3-Jan-10
		ASSETS
		Cash and cash equivalents	$ 476	$ 2,404
		Accounts and notes receivable	109,551	108,524
		Inventories	30,131	33,625
		Other current assets	25,611	24,504
		Total current assets	165,769	169,057
		Plant and equipment	78,172	85,740
		Goodwill and intangible assets	8,860	6,557
		Deferred taxes	100,035	104,691
		Other assets	11,450	13,676
		Total assets	$ 364,286	$ 379,721
		LIABILITIES AND SHAREHOLDERS' EQUITY
		Current portion long-term debt	$ 1,443	$ 35,868
		Other current liabilities	73,012	77,349
		Deferred compensation	6,385	7,699
		Long-term debt	40,574	-
		Retiree healthcare obligation	7,023	7,425
		Pension benefit obligation	181,326	202,146
		Other long-term liabilities	6,640	7,080
		Shareholders' equity	47,883	42,154
		Total liabilities and shareholders' equity	$ 364,286	$ 379,721

		CONSOLIDATED STATEMENTS OF CASH FLOWS
		(Dollars in thousands)
		(Unaudited)
			39 Weeks Ended
			3-Oct-10	27-Sep-09
		Net income (loss) plus non-cash items	$ 31,903	$ 40,199
		Working capital	4,142	7,853
		Restructuring payments	(4,361)	(5,521)
		Contributions to qualified pension plan	(17,700)	(20,600)
		Other (1)	(3,057)	(9,084)
		Net cash provided by operating activities	10,927	12,847
		Capital expenditures, net	(6,458)	(6,108)
		Acquisition	(2,460)	-
		Proceeds from sale of equipment	164	634
		Net cash used in investing activities	(8,754)	(5,474)
		Net change in borrowings under credit facility	1,291	2,056
		Principal payments on long-term debt	(1,124)	(159)
		Dividends paid	(4,356)	(9,589)
		Other	110	154
		Net cash used in financing activities	(4,079)	(7,538)
		Effect of exchange rate	(22)	101
		Net change in cash	$ (1,928)	$ (64)
		(1) Includes deferred compensation an non-qualified pension payments and changes in other non-current assets and liabilities

		RECONCILIATION OF GAAP TO NON-GAAP MEASURES
		(Dollars in thousands, except per share amounts)
Third Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		39 Weeks Ended	39 Weeks Ended
3-Oct-10	27-Sep-09		3-Oct-10	27-Sep-09
$ 1,381	$ (5,467)	GAAP Net Income (Loss)	$ 458	$ (13,269)
		Adjustments, net of tax:
2,814	2,141	Pension loss amortization	8,443	7,086
-	401	Pension settlement losses	-	12,306
19	6,365	Restructuring and impairment charges	898	7,003
$ 4,214	$ 3,440	Non-GAAP Net Income	$ 9,799	$ 13,126
$ 0.05	$ (0.19)	GAAP Income (Loss) Per Share	$ 0.02	$ (0.46)
		Adjustments, net of tax:
0.10	0.07	Pension loss amortization	0.29	0.25
-	0.01	Pension settlement losses	-	0.43
-	0.22	Restructuring and impairment charges	0.03	0.24
$ 0.15	$ 0.11	Non-GAAP Income Per Share	$ 0.34	$ 0.46

		GAAP Net Cash Flow	$ (1,928)	$ (64)
		Adjustments:
		Credit facility paid (borrowed)	(1,291)	(2,056)
		Non-GAAP Net Cash Flow	$ (3,219)	$ (2,120)